SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           ------------------------


                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  JUNE 15, 1998 (MAY 29, 1998)

                            HENLEY HEALTHCARE, INC.
            (Exact name of registrant as specified in its charter)

                                     TEXAS

                (State or other jurisdiction of incorporation)

            0-21054                                       76-0511324
      (Commission File Number)                 (IRS Employer Identification No.)

120 INDUSTRIAL BOULEVARD, SUGAR LAND, TEXAS               77478
(Address of principal executive offices)               (Zip Code)

      Registrant's telephone number, including area code: (281) 276-7000

                                NOT APPLICABLE

         (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

      On May 29, 1998, Henley Healthcare, Inc., a Texas corporation (the "Company"), through its wholly-owned subsidiary, Henley Healthcare B.V., a limited liability company organized and existing under the laws of the Netherlands ("Henley BV"), acquired Enraf-Nonius B.V., a limited liability company organized and existing under the laws of the Netherlands ("Enraf Netherlands") and a wholly-owned subsidiary of Delft Instruments Nederland B.V. ("Delft"), and certain of Enraf Netherlands' subsidiaries (the "Acquisition"), pursuant to an Agreement for the Sale and Purchase of the Enraf-Nonius Companies, dated March 6, 1998 (the "Agreement"), as amended on May 29, 1998 (the "Amendment"). The Acquisition is expected to add approximately $35 million to the Company's annual revenues.

      Enraf Netherlands is a manufacturer and distributor of electrotherapy and ultrasound products based in Delft, Netherlands. Enraf Netherlands has been in business for over 65 years and specializes in the development, manufacture and sale of medical products to the physical therapy and rehabilitation markets. Enraf Netherlands' family of products are sold through a network of sales offices, dealers and distributors in more than 100 countries. Enraf Netherlands maintains regional offices in Paris, France; Solingen, Germany; Bangkok, Thailand; and Oudenaarde, Belgium. Enraf Netherlands will operate as a wholly-owned subsidiary of the Company and will maintain its operations in Delft, Netherlands under the name Henley/Enraf-Nonius.

      Pursuant to the Agreement, Henley BV acquired (i) all of the issued and outstanding capital stock of Enraf Netherlands, (ii) all of the issued and outstanding capital stock of Enraf-Nonius N.V., a corporation organized and existing under the laws of Belgium ("Enraf Belgium"), (iii) all of the issued and outstanding capital stock of Enraf-Nonius Medizinelektronik GMBH, a corporation organized and existing under the laws of Germany ("Enraf Germany");
(iv) 40% of the issued and outstanding capital stock of Enraf-Nonius Medical Equipment Co. Ltd., a corporation organized and existing under the laws of Thailand ("Enraf Thailand"), (v) 25% of the issued and outstanding capital stock of Stats Doyer Hydrotherapie S.A., a corporation organized and existing under the laws of France ("SDH"), and (vi) 99.7% percent of the issued and outstanding capital stock of Enraf-Nonius S.A., a corporation organized and existing under the laws of France ("Enraf France," and, collectively with Enraf Netherlands, Enraf Belgium, Enraf Germany, Enraf Spain, Enraf Thailand and SDH, the "Enraf Companies" or the "Seller"). In connection with the Amendment, 49.9% of the issued and outstanding capital stock of Enraf-Nonius Iberica S.A., a corporation organized and existing under the laws of Spain ("Enraf Spain"), previously owned by Enraf Netherlands was sold to Prim S.A. for approximately $500,000. Under the Amendment, the Company is entitled to receive such funds.

      The assets owned by the Enraf Companies consist of tangible personal property including machinery, equipment, furniture and fixtures; general intangibles; contracts; intellectual property including trademarks, patents and copyrights; business licenses; and inventories. The total purchase price (the "Purchase Price") for the Acquisition was approximately 10.9 million Dutch Guilders (NLG) (approximately US $5.4 million using the exchange rate as reported on May 29, 1998 of NLG 2.0105/USD), consisting of a promissory note, issued by Henley BV and guaranteed by the Company, in the aggregate principal amount of NLG 9 million (approximately US $4.5 million) and cash of NLG 1.9 million (approximately US $900,000). The cash portion of the Purchase Price was financed through an increase in the Company's Revolving Note issued to Comerica Bank - Texas, a Texas banking

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
association (the "Lender") from $8 million to $9 million. The note issued by Henley B.V. carries an interest rate, payable on each anniversary, of 4% per annum for the first year and 5% per annum thereafter until the note matures on May 29, 2005, and is subordinated to the Company's outstanding loans with the Lender. In addition to the Purchase Price, for seven years after the effective date of the Agreement, the Company is obligated to pay to the Seller an amount equal to 1.5% of the net sales of all products bearing the name "Enraf-Nonius" sold by it, with a minimum annual payment of NLG 1 million (approximately US $500,000). Subsequent to the Acquisition, the Company refinanced the corporate debt of the Enraf Companies into a revolver in the amount of NLG 16 million (approximately US $8 million) based upon receivables and inventory with the Bank of Artesia, Rotterdam, Netherlands.

      In connection with the Acquisition and effective as of May 29, 1998, the Company entered into an amendment (the "Fourth Amendment") to its Amended and Restated Loan Agreement dated as of June 30, 1997, as amended, between the Company and the Lender. The Fourth Amendment, among other things, increased the amount of the Company's revolving note from $8 million to $9 million, revised the calculation of the borrowing base to allow for an increase in the Company's borrowings and provided for the consent of the Lender to the Company's guaranty of up to $4.5 million of Henley BV's indebtedness. In addition, the Fourth Amendment allowed the Company to borrow an additional $1,000,000 up to and through June 29, 1998. The Company intends to repay this amount on or before such date. As a condition to the Fourth Amendment, Henley BV executed a Joinder Agreement pursuant to which Henley BV joined in the execution and delivery to the Lender of (i) a master guaranty which provides for the unconditional joint and several guaranty by certain of the Company's subsidiaries of its debt under the Amended and Restated Loan Agreement and (ii) a contribution agreement pursuant to which each of the parties to the master guaranty grants to the other parties thereto a right of contribution for any payments made thereunder.

      In connection with Acquisition and the related increase, pursuant to the Fourth Amendment, of the maximum amount of the Company's indebtedness under the Amended and Restated Loan Agreement, the Company also amended its $7,000,000 Convertible Subordinated Promissory Note dated as of April 30, 1996, as amended (the "Note"), payable to Maxxim Medical, Inc., a Delaware corporation ("Maxxim"), and the Subordination Agreement dated June 30, 1997, as amended (the "Subordination Agreement"), by and between the Company, the Lender and Maxxim. The amendments to the Note and the Subordination Agreement were necessary to increase the amount of the Company's indebtedness under the Amended and Restated Loan Agreement that is allowed by the Note to be senior thereto and to effectively subordinate the Note to the Company's increased indebtedness under the Amended and Restated Loan Agreement. The current outstanding balance on the
Note is US $3,000,000.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

      (a)   FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

            To be filed by amendment on or before August 12, 1998.

      (b)   PRO FORMA FINANCIAL INFORMATION.

            To be filed by amendment on or before August 12, 1998.

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
      (c)   EXHIBITS.

      The following exhibits, from which schedules and exhibits have been omitted and will be furnished to the Commission upon its request, are filed with this report on Form 8-K.

2.1*     --    Agreement for the Sale and Purchase of the Enraf-Nonius Companies, dated
               March 6, 1998, by and between Henley Healthcare, Inc. on behalf of Henley
               Healthcare B.V. and Delft Instruments Nederland B.V., Delft Instruments
               International B.V., Beheermaatschappij Elektroptik B.V., Delft Instruments
               France S.A., B.V. Industriele Houdstermaatschappij Odelca, Enraf-Nonius
               Technology B.V., Beheermaatschappij Oldelca B.V., Dimeq Medizinelektronik
               GMBH Berlin and N.V. Verenigde Instrumentenfabrieken Enraf-Nonius.
2.2*     --    Amendment to the Agreement Regarding the Sale and Purchase of the Enraf-
               Nonius Companies, dated May 29, 1998, by and between Henley Healthcare B.V.
               and Delft Instruments Nederland B.V., Delft Instruments International B.V.,
               Beheermaatschappij Elektroptik B.V., Delft Instruments France S.A., B.V.
               Industriele Houdstermaatschappij Odelca, Enraf-Nonius Technology B.V.,
               Beheermaatschappij Oldelca B.V., Dimeq Medizinelektronik GMBH Berlin and
               N.V. Verenigde Instrumentenfabrieken Enraf-Nonius.
10.1*     --   Subordinated Loan Agreement dated as of May 29, 1998, by and between Delft Instruments Nederland B.V., Henley Healthcare B.V.,
               and Henley Healthcare Inc.

10.2*     --   Fourth Amendment to Amended and Restated Loan Agreement, dated effective
               May 29, 1998, by and between Henley Healthcare, Inc. and Comerica Bank-
               Texas.

10.3*     --   Amendment to Subordination Agreement dated as of May 29, 1998 by and between Maxxim Medical, Inc., Henley Healthcare, Inc. and Comerica Bank-
               Texas.

10.4*     --   Joinder Agreement dated effective as of May 29, 1998, executed by Henley
               Healthcare, B.V.

10.5*     --   Second Modification to Convertible Subordinated Promissory Note, dated as of
               June 5, 1998, between Henley Healthcare, Inc. and Maxxim Medical, Inc.

10.6*     --   Revolving Loan Agreement with Bank of Artesia.

10.7*     --   Revolving Promissory Note in the amount of NLG 16,000,000 issued to the Bank of Artesia.

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* To be filed by amendment.

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
                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    HENLEY HEALTHCARE, INC.

                                    By: /s/ MICHAEL M. BARBOUR
                                            Michael M. Barbour,
                                               PRESIDENT AND
                                          CHIEF EXECUTIVE OFFICER

June 15, 1998

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
                                   EXHIBITS

EXHIBIT
  NO.

2.1*    --   Agreement for the Sale and Purchase of the Enraf-Nonius Companies, dated
             March 6, 1998, by and between Henley Healthcare, Inc. on behalf of Henley
             Healthcare B.V. and Delft Instruments Nederland B.V., Delft Instruments
             International B.V., Beheermaatschappij Elektroptik B.V., Delft Instruments France
             S.A., B.V. Industriele Houdstermaatschappij Odelca, Enraf-Nonius Technology
             B.V., Beheermaatschappij Oldelca B.V., Dimeq Medizinelektronik GMBH Berlin and
             N.V. Verenigde Instrumentenfabrieken Enraf-Nonius.

2.2*    --   Amendment to the Agreement Regarding the Sale and Purchase of
             the Enraf-Nonius Companies, dated May 29, 1998, by and between
             Henley Healthcare B.V. and Delft Instruments Nederland B.V., Delft
             Instruments International B.V., Beheermaatschappij Elektroptik
             B.V., Delft Instruments France S.A., B.V. Industriele
             Houdstermaatschappij Odelca, Enraf-Nonius Technology B.V.,
             Beheermaatschappij Oldelca B.V., Dimeq Medizinelektronik GMBH
             Berlin and N.V. Verenigde Instrumentenfabrieken Enraf-Nonius.

10.1*   --   Subordinated Loan Agreement dated as of May 29, 1998, by and between Delft Instruments Nederland B.V., Henley Healthcare B.V.,
             and Henley Healthcare Inc.

10.2*   --   Fourth Amendment to Amended and Restated Loan Agreement, dated effective May 29, 1998, by and between Henley Healthcare, Inc. and
             Comerica Bank-Texas.

10.3*   --   Amendment to Subordination Agreement dated as of May 29, 1998 by and between
             Maxxim Medical, Inc., Henley Healthcare, Inc. and Comerica Bank-Texas.

10.4*   --   Joinder Agreement dated effective as of May 29, 1998, executed by Henley
             Healthcare, B.V.
             Second Modification to Convertible Subordinated Promissory Note, dated as of

10.5*   --   June 5, 1998, between Henley Healthcare, Inc. and Maxxim Medical, Inc.

10.6*   --   Revolving Loan Agreement with Bank of Artesia.

10.7*   --   Revolving Promissory Note in the amount of NLG 16,000,000 issued to the Bank of Artesia.

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* To be filed by amendment.

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